Exhibit 4.16.1

Pursuant to 17 CFR 229.601(b)(10)(iv), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

21 June 2020

FIRST AMENDING AGREEMENT

To Supply Agreement (Commercial Phase)

This First Amending Agreement (“Agreement”) is effective as of June 22, 2020 (the “First Amending Agreement Effective Date”), by and between TEVA API, INC., a company duly incorporated under the laws of New Jersey, with its principal offices located at 400 Interpace Parkway, Building A, Parsippany, NJ 07054 USA (“Teva api”), and Chiasma, Inc., a company duly incorporated under the laws of the State of Delaware, U.S.A., with its principal offices located at 140 Kendrick Street, Building C East, Needham MA 02494, U.S.A.  (“Chiasma, Inc.”) on its own behalf and on behalf of its Affiliates, as defined below, (collectively, “Chiasma”) (collectively, the “Parties” and each a “Party”).

Whereas,
Chiasma, Inc. and Teva api have entered into a Supply Agreement (Commercial Phase) effective as of December 31, 2015 (the “Supply Agreement”) for the manufacture and supply by Teva api of commercial quantities of API (as defined therein); and

Whereas,	Chiasma, in its Suspension Notice to Teva api dated May 26, 2016, has suspended the Parties obligations under the Supply Agreement pursuant to Section 2.17 of the Supply Agreement; and

Whereas,
notwithstanding the suspension of the Supply Agreement, Chiasma has continued its efforts to obtain Marketing Authorizations for its Finished Product, and Teva api has continued to support such efforts; and, in anticipation of receiving Marketing Authorization in the United States on June 26, 2020, and due to the lead time of manufacturing the API, Chiasma issued to Teva api purchase orders (“POs”) for an aggregate quantity of [***] KG of API to be manufactured and delivered in 2020 (the “2019 POs”); and

Whereas,	the Parties wish to set forth certain terms related to the 2019 POs and amend the Supply Agreement as set out below.

Now, Therefore, the Parties hereby agree as follows:

1.	Capitalized terms used herein shall have the meaning ascribed to such terms in the Supply Agreement, or shall be defined in this Agreement, as the case may be.

2.
The Parties hereby agree and confirm that on the First Amending Agreement Effective Date, notwithstanding that Chiasma has not provided a Marketing Authorization Approval Notice pursuant to Section 2.17 of the Supply Agreement, the suspension of the obligations of the Parties under the Supply Agreement by Chiasma’s Suspension Notice of May 26, 2016 will terminate, and all of the terms of the Supply Agreement shall be in full force and effect, subject to and as amended in this Agreement.

3.
Within [***] days of Chiasma receiving a Marketing Authorization in the United States, Chiasma will submit to the FDA a Prior Approval Supplement or such other form as may be required by the FDA (“PAS”) seeking the approval by the FDA of Teva api (or its Affiliates) as a supplier of API manufactured at the TevaTech Manufacturing Facility (“TevaTech Site”), in Chiasma’s new drug application to the FDA for Finished Product (the “Mycapssa NDA”).  Chiasma will use commercially reasonable efforts to support such filing in order to have Teva api approved by FDA as a supplier of API during 2020.  Chiasma shall promptly notify Teva API upon submission of the PAS to the FDA and upon receiving the FDA’s approval or other related notices.

4.	The Parties hereby agree that the price table set forth below shall replace the price table in Exhibit C of the Supply Agreement:

ANNUAL CONSUMPTION EQUALS OR ABOVE* (KG.)	API PRICE DURING 2020 ($US/GR)	API PRICE FROM JANUARY 1, 2021 ($US/GR)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]100.00

5.
On the First Amending Agreement Effective Date Chiasma shall issue new POs and cancel all of the 2019 POs, specifying the same quantities and required 2020 delivery dates as the 2019 POs, at a price of US $[***]/gram, and Teva api will accept the new POs as Binding Purchase Orders pursuant to the Supply Agreement.

6.
Chiasma agrees to waive the contractual Discounted API Price reflecting the aggregate discount of US$ [***] set forth in Section 2.17.3(c) of the Supply Agreement.  Section 2.17.3(c) of the Supply Agreement is hereby deleted in its entirety.

7.
Assuming the successful completion of the MPOWERED Phase 3 clinical trial and following Chiasma’s submission of an application for Marketing Authorization to the EMA (expected in the first half of 2021), the Parties agree to work together in good faith to determine if and to what extent reductions of the API prices are needed to separately support Chiasma’s potential sale of Finished Product in the Other Region.

8.
The Minimum Purchase Requirement for the Lead Region under Section 2.1 of the Supply Agreement shall be reduced only for the calendar year 2020 from [***]% to [***]% (representing a quantity of [***] kg. of API purchased from Teva api for delivery in 2020.  Notwithstanding the delivery dates specified in the POs, Teva api shall use commercially reasonable efforts to deliver the [***] kg of API in 2020 in the following quantities and requested respective delivery dates:  June 2020 ([***]kg.), August 2020 ([***]kg.), September 2020 ([***]kg.) and November 2020 ([***]kg).

9.
Under Section 2.3 of the Supply Agreement, the Manufacturing Facility to be scaled up will be changed to the Plantex Site, instead of the TevaTech Site and all references in Section 2.3 to TevaTech shall be replaced by references to Plantex.  The Plantex Site will serve as the new scale up site for Teva api Octreotide.  The date of commencement of the Scale Up Period as defined in Section 2.3.1 of the Supply Agreement shall be changed to the date upon which Chiasma receives the Marketing Authorization in the United States (expected on June 26, 2020).  There will be no Buffer Period or any other additional grace period for the completion of the scale up after the Scale Up Period (i.e., if Marketing Authorization in the U.S. occurs on June 26, 2020, the Scale Up Period shall be completed on December 26, 2021) and Section 2.3.3 shall be deleted in its entirety.  It is hereby clarified that scale up activities do not include the obligation to manufacture scaled up quantities of Teva api Octreotide unless such quantities are pursuant to Binding Purchase Orders pursuant to Binding Annual Forecasts or POs issued by Chiasma and accepted by Teva api under the Supply Agreement.  The Parties agree to use commercially reasonable efforts to obtain the FDA approval of the Plantex Site as a supplier of API in the Mycapssa NDA by December 31, 2021.

10.	In addition, Sections 2.3.4 and Section 2.3.5 shall be deleted in their entirety and replaced by the following:

“2.3.4 Without derogating from Section 2.14.2 below, if during the Scale Up Period it becomes apparent that TAPI will not complete such scale up by the end of the Scale Up Period, Chiasma shall be entitled to order Alternative Material (as set forth in Section 2.14.2 below) from any third party to the extent that the quantities of API required by Chiasma exceed the manufacturing capacity of the Manufacturing Facility as aforesaid and/or to the extent of the shortfall in the supply of API by TAPI as provided in Section 2.14.2 below, and the Minimum Annual Purchase Requirements shall be reduced accordingly.  Notwithstanding the foregoing, Chiasma agrees to purchase all quantities of API manufactured by the Manufacturer during the Scale up Period pursuant to Chiasma’s purchase orders.

2.3.5 In the event that TAPI fails to complete such scale up (in lots of at least [***] kg. ([***] kilograms) each) no later than [***] months after the end of the Scale Up Period, the Minimum Annual Purchase Requirements shall terminate automatically with effect from the date of expiry of the Scale Up Period and Chiasma shall be free to order API from TAPI in whatever quantities it decides, in its sole discretion, within the then current manufacturing capacity of the Manufacturing Facility.  The foregoing shall not affect the First Rolling Forecast and Chiasma’s purchase commitment pursuant to Binding Purchase Orders and the Binding Annual Forecast as of the date of termination.”

11.
At the time of the delivery of the Marketing Authorization Approval Notice (but in any event no later than July 1, 2020), Chiasma will place a PO for [***]kg of API from the Plantex Site for Teva api delivery to Chiasma at a fixed discounted price of US $[***]/gram, with a due date for payment on January 31, 2021, and Teva API will commit commercially reasonable efforts to complete the production and delivery thereof in August 2020, and in no case delivery later than the end of the third calendar quarter of 2020.  Teva api will use commercially reasonable efforts to submit to the FDA an amended DMF which includes the Plantex Site as soon as possible, but not later than March 31, 2021.  Chiasma will then submit a PAS to FDA for approving the Plantex Site as an additional site as soon as possible (Chiasma target for submitting the request:  September 30, 2021 assuming August 2020 API delivery).  Notwithstanding anything to the contrary contained in Section 2.2 of the Supply Agreement, Teva api will start supplying Chiasma from the Plantex Site from January 1, 2022 and the TevaTech Site shall be the backup manufacturing site (instead of the Plantex Site).

12.	With respect to forecasting and notwithstanding anything to the contrary in Sections 2.11.1 and 2.11.2 of the Supply Agreement, the following shall apply:

(a)
Upon the First Amending Agreement Effective Date and not later than June 29th 2020, Chiasma shall submit to Teva api a non-binding forecast of Chiasma’s API requirements over the period of [***] years starting from the First Amending Agreement Effective Date, which shall be considered as the Long Term Forecast under Section 2.11.1 of the Supply Agreement.

(b)
The first [***] months (specified on a quarterly basis) of the Long Term Forecast shall be the First Rolling Forecast, the first [***] months of which shall be binding on the Parties and shall be considered as the First Binding [***] Month Forecast under the Supply Agreement.

(c)
In the event that Chiasma does not receive a Marketing Authorization from the FDA by December 31, 2020 (a “Suspension Event”), Chiasma shall promptly notify Teva api thereof in writing.  Within [***] days after such notification, Chiasma shall be entitled, in its sole discretion, by written notice to Teva api to suspend the First Rolling Forecast (including the First Binding [***] Month Forecast) (the “Second Suspension Notice”).  In the event that the Second Suspension Notice is provided hereunder, the following shall apply:  (1) the Prices specified in Section 4 above shall no longer be valid (except with respect to Binding Purchase Orders placed prior to delivery of the Suspension Notice), and the prices shall revert to the prices set forth in the column titled “API Prices During 2020” in the table set forth in Section 4 above and (2) all obligations of Chiasma to deliver Rolling Forecasts under the Supply Agreement shall be suspended and the provisions of subsection (f) below shall be cancelled.  In any event, Binding Purchase Orders outstanding at the time of providing a Second Suspension Notice and the Minimum Annual Purchase Requirements under the Supply Agreement shall not be suspended or cancelled.  For clarity, it is hereby acknowledged and agreed that since Sections 2.17.3(a) and 2.17.3(b) of the Supply Agreement have already been implemented, they are no longer applicable.

(d)
In the event that the FDA does not approve the PAS submission specified in Section 3 above by December 31, 2020 (unless the period for approval of such PAS submission is extended by, or as a result of any action or requirements of the FDA (including, due to the coronavirus (COVID-19) pandemic)) - but in any event no later than March 31, 2021, and such PAS submission is not approved due to no fault of Chiasma, then Chiasma shall be entitled to order Alternative Material from any third party, until the FDA approves the PAS submission, and the Minimum Annual Purchase Requirements will be adjusted accordingly.

(e)
By the end of September 2020 or the end of the first calendar quarter following the date of Marketing Authorization approval by the FDA, whichever comes first, and during the last month of each calendar quarter thereafter throughout the Term, Chiasma shall provide Teva api with an updated Rolling Forecast in accordance with Section 2.11.2 of the Supply Agreement, mutatis mutandis.

(f)
In any event (except if a Second Suspension Notice was issued pursuant to subsection (c) above or in the event that the FDA does not approve the PAS as specified in subsection (d) above), Chiasma is obligated to place POs (at least [***] days prior to the required delivery date) for delivery of at least the following minimum quantities per year.  This obligation with respect to 2022 and H12023 is subject to the following conditions being met:  (i) the MPOWERED Phase 3 trial data (expected in November 2020) is positive supporting a viable Marketing Authorization Application submission to the EMA in the first half of 2021, and (ii) the minimum quantities below do not exceed [***]% of Chiasma’s actual requirements of Octreotide acetate, for Chiasma’s consumption in manufacturing of the Finished Product for each time period.  The minimum quantities in H12023 are further subject to timely and acceptable Finished Product reimbursement levels in the EU4 (i.e., Germany, France, Spain and Italy), which Chiasma agrees to use commercially reasonable efforts to obtain:

2020 — [***] kg (pursuant to the 2019 POs) and [***] kg (from Plantex site).

2021— [***] kg — provided that in the event that (i) the final FDA approved indication statement in the label under Mycapssa NDA is restrictive such that it limits Chiasma’s US market opportunity, or (ii) Chiasma does not receive a Marketing Authorization from the FDA by October 1st 2020, then the parties shall discuss in good faith a suitable adjustment of this commitment such that it does not exceed [***]% of Chiasma’s actual requirements of Octreotide acetate for Chiasma’s consumption in manufacturing of the Finished Product for 2021.

2022 — [***] kg.

H12023 — [***] kg.

13.
The references to 1 April 2018 in Sections 2.14.5 and 2.14.6 (Supply Failure) of the Supply Agreement shall be amended to the first anniversary of the date of receipt by Chiasma of the Marketing Authorization.

14.
The Parties agree that the definition of “Force Majeure” in Section 1.2.24 of the Supply Agreement is hereby amended to include any epidemic and pandemic.  The Parties further acknowledge that the current ongoing coronavirus (COVID-19) has been declared as a pandemic.  The Parties acknowledge that as of the First Amending Agreement Effective Date the COVID-19 pandemic has not affected their ability to fulfil their obligations under the Supply Agreement as amended herein, however, due to the uncertain circumstances, the COVID 19 pandemic may in the future constitute a Force Majeure and be subject to Section 12 of the Supply Agreement.

15.	Chiasma’s address for the purposes of Notices to Chiasma under Section 13.13 of the Supply Agreement shall be amended as set forth below:

To Chiasma	Chiasma, Inc. 140 Kendrick St. Bldg. C East Needham, MA 02494, U.S.A. Attn.: General Counsel Email: lee.giguere@chiasmapharma.com

With a copy to:	Chiasma (Israel) Ltd 5 Golda Meir St., 5th Floor Ness Ziona, 7403635 POB 4086, Israel Attn: Asaf Aloni Email: asaf.aloni@chiasmapharma.com

16.
MUTUAL WAIVER AND RELEASE.  Each of Teva api and Chiasma (also each on behalf of its Affiliates) hereby waives (i) all and any claims it has or may have as of the First Amending Agreement Effective Date against the other Party with respect to the suspension of obligations due to Chiasma’s Suspension Notice of May 26, 2016 and with respect to the purchase and supply obligations of the Parties under the Supply Agreement (including, the prices of the API); and (ii) all and any claims made by a Party against the other Party as of the First Amending Effective Date with respect to meeting its obligations under the Supply Agreement (collectively, “Claims”), and forever releases and discharges the other Party and its directors, officers, employees, agents and Affiliates from all such Claims, save for what is provided for in this Agreement.

17.
Miscellaneous.  This Agreement shall be read together with the Supply Agreement, and save for the changes contained herein, all the terms and conditions contained in the Supply Agreement remain unchanged, and in full force and effect.  This Agreement together with the Supply Agreement (as amended hereby) sets forth the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior discussions, letters, disputes, prior claims, agreements and understandings between the Parties relating to the subject matter hereof and this Agreement may be amended only pursuant to Section 13.8 of the Supply Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective of the date first set forth above.

TEVA API, INC.	CHIASMA, INC.

/s/ Sandra Cernick	/s/ Mark Fitzpatrick
Signature	Signature

Sandra Cernick	Mark Fitzpatrick
Name	Name

Teva api Head of Sales, the Americas	President
Title	Title

June 23, 2020	June 22, 2020
Date	Date

/s/ Kerri Wood
Signature	Signature

Kerri Wood
Name	Name

SVP, Head of Teva api Commercial and Medis
Title	Title

June 23, 2020
Date	Date